EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-198111) of Tuniu Corporation of our report dated April 26, 2018 relating to the consolidated financial statements, financial statement schedule I, and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 26, 2018